99.2     PRO FORMA FINANCIAL INFORMATION

         On January 21, 2000, the Company completed the acquisition of all the outstanding capital stock of Image Info Inc. ("Image Info"). The total acquisition cost was $52,771,682, comprised of $5,000,000 paid in cash; $5,000,000 in deferred acquisition cost to the former shareholders of Image Info; 440,913 shares of common stock valued at $41,040,182; $1,431,500 in bonuses payable to the employees of Image Info and transaction costs of approximately $300,000 related to the acquisition. Under the terms of the merger agreement, the Company agreed to pay $2,500,000 each in 2001 and 2002 to the former shareholders of Image Info if revenue from the acquired business meets or exceeds certain levels in 2000 and 2001. Management has determined, based on the results of its analysis that it is highly probable that revenue from the acquired business will exceed the established levels, and accordingly, the deferred acquisition cost to the former shareholders of Image Info has been included in the acquisition cost. The Company also granted stock options under its 1993 Stock Option/Stock Issuance Plan to certain employees of Image Info to purchase 23,500 shares of the Company's common stock at $96.00 per share. The total acquisition cost was allocated to the estimated fair value of assets acquired based on an independent appraisal.

         The following unaudited pro forma condensed consolidated financial statements of QRS Corporation and subsidiaries (the "Company") give effect to the acquisition of all of the outstanding common stock of Image Info on January 21, 2000. The acquisition was accounted for under the purchase method of accounting, which requires the purchase price to be allocated to the acquired assets and liabilities assumed of Image Info on the basis of their estimated fair values as of the date of acquisition. The following unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of Image Info as if it had occurred on December 31, 1999, and the unaudited pro forma condensed consolidated statements of earnings (collectively, the "Unaudited Pro Forma Financial Information") reflects the results of operations of the Company and comprehensive earnings for the fiscal year ended December 31, 1999, as if the acquisition of Image Info had occurred on January 1, 1999 (the first day of fiscal 1999) and includes adjustments directly attributable to the acquisition and expected to have a continuing impact on the combined company. The Unaudited Pro Forma Financial Information has been prepared based on preliminary estimates of certain direct costs and liabilities associated with the transaction, and amounts actually recorded may change upon final determination of such amounts. Specifically, additional information is expected to be obtained for accrued expenses related to the acquisition.

         The Unaudited Pro Forma Financial Information and related notes are provided for informational purposes only and are not necessarily indicative of what the Company's actual financial position or results of operations would have been had the forgoing transaction been consummated on such dates, nor does it give effect to the synergies, cost savings and other charges expected to result from the acquisition. Accordingly, the pro forma financial information does not purport to be indicative of the Company's financial position or results of operations as of the date hereof or for any period ended on the date hereof or as of or for any other future date or period.

         The following unaudited pro forma financial information is based in part on the historical consolidated financial statements of the Company, and the related notes thereto, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999; and the historical financial statements of Image Info, and the related notes thereto, for the year ended December 31, 1999, included elsewhere in this Current Report on Form 8-K/A.

         This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
         Section 21E of the Securities Exchange Act of 1934 and other risks detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and other reports filed with the Securities and Exchange Commission from time to time. Actual results could differ materially from those projected in these forward-looking statements as a result of the risks described above as well as other risk factors set forth in the Company's periodic reports both previously and hereafter filed with the Securities and Exchange Commission.

         PRO FORMA FINANCIAL INFORMATION

                                TABLE OF CONTENTS


                                                                                                               PAGE
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999............................     16
Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the Year Ended
      December 31, 1999.....................................................................................     17
Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements....................................     18


                         QRS CORPORATION AND IMAGE INFO
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                December 31, 1999
                             (Dollars in thousands)


                                                                                             PRO FORMA        PRO FORMA
                                                                   QRS       IMAGE INFO     ADJUSTMENTS        COMBINED
                                                                ---------    ----------     -----------       ---------
            ASSETS

Current assets:
Cash and cash equivalents ..................................    $  34,412     $     372     $  (5,000) [A]    $  29,784
Marketable securities available for sale ...................       12,895                                        12,895
Accounts receivable-net ....................................       25,964         1,861                          27,825
Deferred income tax assets .................................          819                                           819
Prepaid expenses and other .................................        2,848             6                           2,854
Prepaid income taxes .......................................        4,726                                         4,726
                                                                ---------     ---------     ---------         ---------

     Total current assets ..................................       81,664         2,239        (5,000)           78,903

Property and equipment, net ................................       13,823           331                          14,154
Deferred income tax assets .................................        1,156                                         1,156
Capitalized product development costs - net ................        8,088                                         8,088
Intangible assets - net ....................................       20,758                       52,438[B][C]     73,196
Other assets ...............................................        1,466            42                           1,508
                                                                ---------     ---------     ---------         ---------
Total ......................................................    $ 126,955     $   2,612     $  47,438         $ 177,005
                                                                ---------     ---------     ---------         ---------
                                                                ---------     ---------     ---------         ---------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable ......................................    $  10,508     $     144                       $  10,652
     Accrued and other liabilities .........................        9,632         2,600     $   1,732 [D]        13,964
                                                                ---------     ---------     ---------         ---------
         Total current liabilities .........................       20,140         2,744         1,732            24,616

Deferred income taxes ......................................                                    8,637 [C][K]      8,637
Deferred rent and other ....................................        2,240           208         5,000 [E]         7,448
                                                                ---------     ---------     ---------         ---------

     Total liabilities .....................................       22,380         2,952        15,369            40,701
                                                                ---------     ---------     ---------         ---------

Minority interest ..........................................          361                                           361

Stockholders' equity:
     Preferred stock .......................................           --                                            --
     Common stock ..........................................       86,971             3        41,037[F]        128,011
     Additional Paid-in Capital ............................           --           516          (516)[G]            --
     Treasury stock ........................................         (526)                                         (526)
     Accumulated other comprehensive earnings ..............         (136)                                         (136)
     Retained earnings (deficit) ...........................       17,905          (859)       (8,452) [G]        8,594
                                                                ---------     ---------     ---------         ---------


         Total stockholders' equity ........................      104,214          (340)       32,069           135,943
                                                                ---------     ---------     ---------         ---------

Total ......................................................    $ 126,955     $   2,612     $  47,438         $ 177,005
                                                                ---------     ---------     ---------         ---------
                                                                ---------     ---------     ---------         ---------


  See notes to unaudited pro forma condensed consolidated financial statements.

                        QRS CORPORATION AND IMAGE INFO
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                      For the Year Ended December 31, 1999
                    (In thousands, except per share amounts)


                                                                                                    PRO FORMA        PRO FORMA
                                                                        QRS         IMAGE INFO      ADJUSTMENTS      COMBINED
                                                                     ---------      ----------      -----------      ---------
Revenues ......................................................      $ 124,705       $   7,031                       $ 131,736

Cost of revenue ...............................................         62,946           3,762                          66,708
                                                                     ---------       ---------                       ---------

Gross profit ..................................................         61,759           3,269                          65,028
                                                                     ---------       ---------                       ---------

Operating expenses:
     Sales and marketing ......................................         17,994           1,128                          19,122
     Product development ......................................          8,645             435                           9,080
     General and administrative ...............................         11,285           1,776                          13,061
     Amortization of intangible assets ........................          1,996                       $   8,237[H]       10,233
     In-process technology expense related to acquisitions ....            963                           9,439[I]       10,402
                                                                     ---------       ---------       ---------       ---------
         Total operating expenses .............................         40,883           3,339          17,676          61,898
                                                                     ---------       ---------       ---------       ---------

Operating earnings (loss) .....................................         20,876             (70)        (17,676)          3,130

Interest income (expense) .....................................          2,011             (85)           (260)[J]       1,666
                                                                     ---------       ---------       ---------       ---------

Earnings (loss) from continuing operations before income taxes
    and minority interest .....................................         22,887            (155)        (17,936)          4,796

Income taxes ..................................................          8,057              12          (1,658)[K]       6,411
Minority interest in subsidiary ...............................            (89)                                            (89)
                                                                     ---------       ---------       ---------       ---------

Net earnings (loss) ...........................................      $  14,919       $    (167)      $ (16,278)      $  (1,526)
                                                                     ---------       ---------       ---------       ---------
                                                                     ---------       ---------       ---------       ---------

Basic earnings (loss) per share (Note 2) ......................      $    1.12                                       $   (0.11)
                                                                     ---------                                       ---------
                                                                     ---------                                       ---------

Shares used to compute basic earnings (loss) per share ........         13,322                             441 [F]      13,763
                                                                     ---------                       ---------       ---------
                                                                     ---------                       ---------       ---------



  See notes to unaudited pro forma condensed consolidated financial statements.

                         QRS CORPORATION AND IMAGE INFO
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.       PRO FORMA ADJUSTMENTS

         [A] Adjustment to record the payment of the $5,000,000 cash purchase price.

         [B] Adjustment to record the allocation of the acquisition cost to the estimated fair value of assets acquired based on an independent appraisal and to reflect the write-off of $9,439,177 of in-process research and development as technological feasibility had not been established and no alternative future uses existed for these research projects at the acquisition date as follows (in thousands):


              Current technology.................................................................  $      17,486
              Customer list and trademark........................................................          2,283
              In-process research and development                                                          9,439
              Fair value of other intangible assets..............................................          1,700
              Assembled workforce................................................................            938
                                                                                                   -------------
                  Subtotal.......................................................................         31,846
              Write-off in-process research and development......................................         (9,439)
                                                                                                   -------------
                  Total..........................................................................  $      22,407
                                                                                                   -------------
                                                                                                   -------------


         [C] Represents the adjustment to record the excess of purchase price over the estimated fair value of the identifiable net assets acquired (Goodwill) as computed below (in thousands):


              Cash..............................................................................   $       5,000
              Estimated fair value of common stock issued.......................................          41,040
              Accrued transaction costs.........................................................             300
              Accrued bonuses...................................................................           1,432
              Deferred acquisition cost..........................................................          5,000
                                                                                                   -------------
                  Total purchase price ..........................................................         52,772
                                                                                                   -------------


              Preliminary allocation of purchase price:
              Accounts receivable...............................................................           1,529
              Property and equipment     ........................................................            322
              Other assets.......................................................................             49
              Intangible assets..................................................................         31,846
              Deferred income taxes..............................................................         (8,637)
              Liabilities assumed................................................................         (2,368)
                                                                                                   -------------
                  Sub-total preliminary allocation of purchase price.............................         22,741
                                                                                                   -------------

              Goodwill...........................................................................  $      30,031
                                                                                                   -------------
                                                                                                   -------------


         [D] Represents adjustment to reflect the following (in thousands):


              To accrue for bonuses payable to employees of Image Info...........................  $       1,432

              To accrue for estimated direct fees and expenses in connection with the

              acquisition of Image Info..........................................................            300
                                                                                                   -------------

              Total                                                                                $       1,732
                                                                                                   -------------
                                                                                                   -------------


         [E] Represents adjustment to accrue for the additional payments due in February 2001 and 2002 under the terms of the Agreement

         [F] To reflect the issuance of 440,913 shares of common stock and the elimination of the historical common stock of Image Info, as follows (in thousands):


                Issuance of common stock.........................................................  $    41,040

                Historical common stock of Image Info............................................           (3)
                                                                                                   ------------

                                                                                                   $    41,037
                                                                                                   ------------
                                                                                                   ------------


         [G] To reflect the elimination of the historical additional paid-in capital and deficit of Image Info and the effect of the write-off of in-process research and development discussed in note [B] above, as follows (in thousands):


              Historical additional paid-in capital of Image Info................................  $      (516)
                                                                                                   ------------
                                                                                                   ------------

              Historical deficit of Image Info...................................................  $       987
              Write-off in-process research and development......................................       (9,439)
                                                                                                   ------------

              Total..............................................................................  $    (8,452)
                                                                                                   ------------
                                                                                                   ------------


         [H] To reflect the amortization of intangible assets.

         [I] To reflect the write-off of in-process research and development as discussed in note [B] above.

         [J] To reflect decrease in interest income due to the use of $5.0 million of cash equivalents for the purchase of Image Info. Interest income was calculated at the Company's average rate of 5.2% for the year ended December 31, 1999.

         [K] To reflect the income tax effect of the loss of Image Info and the pro forma adjustments at the Company's income tax rate of 38%, except that no tax effect is given to the amounts written off as in-process research and development and the amortization of goodwill.

2.       PRO FORMA EARNINGS PER SHARE

         Basic pro forma loss per share was calculated based on the Company's outstanding common stock at December 31, 1999, which reflects 440,913 shares of the Company's common stock issued in connection with the acquisition. Diluted pro forma loss per share was not presented because the potential common shares outstanding during the period are antidilutive.